UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 2, 2024

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (800) 463-5465

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 2, 2024 DLT Resolution Inc. (or “The Company”) acquired an additional 22.15% of the issued capital of Ontario Canada’s Ciscom Corp. becoming the largest shareholder with 42.05% of Ciscom Corp.

The Company issued 11,421,401 restricted common  shares in the acquisition.

Ciscom Corp. operates as a Canadian holding company, managing two entities in the Information and Communication Technology (ICT) sector. The company primarily focuses on acquiring substantial SMEs with proven profitability records, making them attractive targets for entrepreneurs seeking equity, transition, or lacking a defined succession plan.

Ciscom on gross revenues of CAD $35,000,000, (Unaudited), a EBITDA (non-normalized) of $950,000 is expected for the period ended December 31, 2023.

Ciscom Corp. is publicly traded and listed on the Canadian Securities Exchange as well as the US OTCQB Market. symbols (CSE:CISC)(OTCQB:CISCF) respectively.

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: March 06, 2024	By:	/s/ Drew Reid
	Name:	Drew Reid
	Title:	President and Chief Executive Officer

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